                                                                  Exhibit 12
                                                                  Form 10-Q
                                                                  For the Six
                                                                  Months Ended
                                                                  June 30, 2001

AT&T's loss for the six months ended June 30, 2001 were inadequate to cover fixed charges, dividend requirements on subsidiary preferred stock and interest on trust preferred securities in the amount of $1.8 billion.